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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696, 333-53906, 333-113513 and 333-126114)
and Form S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470,
333-35462, 333-31668, 333-89887, 333-89889, 333-91558, 333-83502 and 333-116452)
of Akamai Technologies, Inc. of our report dated September 30, 2003, except for
Note 12, which is as of November 21, 2003, relating to the financial statements of Speedera Networks, Inc., which appears in this Amendment No. 1 to Current Report on Form 8-K of Akamai Technologies, Inc. dated August 26, 2005.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 26, 2005